UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2025

Olema Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39712	30-0409740
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

780 Brannan Street
San Francisco, California	94103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 415 651-3316

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	OLMA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On January 10, 2025, the Company entered into exchange agreements with Bain Capital Life Sciences Opportunities IV, L.P. (“Bain”), entities affiliated with Paradigm BioCapital International Fund Ltd. (“Paradigm”) and entities affiliated with BVF Partners L.P. (“BVF”) (each, a “Holder” and collectively the “Holders”), pursuant to which (i) Bain agreed to exchange 3,500,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), for one or more pre-funded warrants to purchase up to 3,500,000 shares of Common Stock, (ii) Paradigm agreed to exchange 2,150,000 shares of Common Stock for one or more pre-funded warrants to purchase up to 2,150,000 shares of Common Stock and (iii) BVF agreed to exchange 420,000 shares of Common Stock for one or more pre-funded warrants to purchase up to 420,000 shares of Common Stock (each of such pre-funded warrants, an “Exchange Warrant” and collectively, the “Exchange Warrants,” and such exchanges of Common Stock for Exchange Warrants collectively, the “Exchange”).

Each Exchange Warrant will have an initial exercise price of $0.0001 per share of Common Stock, subject to certain adjustments. The Exchange Warrants will be exercisable immediately and may be exercised at any time until all of the Exchange Warrants are exercised in full. A Holder (together with its affiliates and other attribution parties) may not exercise any portion of an Exchange Warrant to the extent that immediately prior to or after giving effect to such exercise the Holder would own more than 9.99% of the Company’s outstanding Common Stock immediately after exercise, which percentage may be changed at the Holder’s election to a lower or higher percentage not in excess of 19.99% upon 61 days’ notice to the Company subject to the terms of the Exchange Warrants.

The Exchange Warrants will be issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration contained in Section 3(a)(9) of the Securities Act. The Exchange is expected to close on January 13, 2025. Following the closing of the Exchange on such date, the number of outstanding shares of Common Stock is estimated to be 68,333,065.

The foregoing description of the Exchange Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Exchange Warrant, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Form of Exchange Warrant.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward-Looking Statements

Statements in this Current Report on Form 8-K that are not strictly historical in nature are forward-looking statements. These statements include but are not limited to statements regarding the completion of the Exchange and the estimated number of outstanding shares of Common Stock following the Exchange. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any forward-looking statement due to various factors, including such risks and uncertainties. For a discussion of these and other factors, please refer to the section titled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to correct or update any such statements, whether as a result of new information, future developments, or otherwise, except to the extent required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 10, 2025	By:	/s/ Shane Kovacs
Shane Kovacs
Chief Operating and Financial Officer